UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on June 3, 2022, a stockholder derivative complaint (Prawitt v. Blount, et al., Case No. 1:22-cv-00735-MN (D. Del.) (the “Action”)) was filed in U.S. District Court, District of Delaware (the “Court”), by plaintiff Nathan Prawitt on behalf of Intrusion Inc. (the “Company”) against certain of the Company’s current and former officers and directors. Further, as previously disclosed, on October 2, 2023, the Company agreed to the terms of a settlement contained in that certain Stipulation of Compromise and Settlement (“Settlement Agreement”) of the Action. The Settlement Agreement was subject to Court approval and provided in part for (i) an amendment to the Company’s Bylaws, committee Charters, and other applicable corporate policies to implement certain measures set forth more fully therein, to remain in effect for no less than three years; (ii) attorneys’ fees and expenses to plaintiff’s counsel of $250,000; and (iii) the dismissal of all claims against the defendants, including the Company, in connection with the Action. The $250,000 settlement payment will be paid by the Company’s insurance provider under its insurance policy since the Company’s $0.5 million retention was previously exhausted (the “Settlement Payment”).

On April 3, 2024, the Settlement Agreement was approved by the Court and judgment was entered consistent with the Settlement Agreement, there being no objection to the Settlement Agreement. The description of the Settlement Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which was filed in the Company’s Current Report on Form 8-K dated October 2, 2023, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to a privately-negotiated agreement dated April 3, 2024, by and between Streeterville Capital, LLC, a Utah limited liability company, and the Company, the Company agreed to exchange 91 shares of Series A Preferred (the “Preferred Shares”) for 32,248 shares of Company’s common stock, par value $0.01 per share (the “Exchange Shares”), according to the terms and conditions of an Exchange Agreement. The fair value of the Exchange is $100,100 and represents fair value to the Company for the Exchange Shares. The issuance of the Exchange Shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

As previously disclosed, on or about September 14, 2022, Intrusion Inc. (the “Company”) issued certain common stock purchase warrants to purchase up to 1,212,593 shares of common stock (collectively, the “September 2022 Warrants”). Also, as previously disclosed on or about November 8, 2023, the Company issued certain common stock purchase warrants to purchase up to 8,718,748 shares of common stock (the “November 2023 Warrants,” with the September 2022 Warrants, collectively, the “Warrants”). On April 1, 2024, the Company’s Board of Directors approved entry into an inducement letter that provides, during the period beginning on April 2, 2024 and continuing through April 23, 2024, for the lowering of the exercise price of the Warrants and, for each share of common stock exercised under the Warrants, providing the participating Warrant holder with a new warrant (the “New Warrant”) for that same number of shares of common stock. The reduced exercise price of the Warrants is $3.04, which includes $0.13 per share that is attributable to the purchase price of the New Warrant. The New Warrant has an exercise price of $2.91. with an exercise period of five years.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

99.1	Exchange Agreement, dated April 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Intrusion, Inc.

Dated: April 5, 2024	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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